EXHIBIT 3(i)



                                    EXHIBIT A
                                       TO
                              ARTICLES OF AMENDMENT
                                       OF
                       KULICKE AND SOFFA INDUSTRIES, INC.


     The Amended and Restated Articles of Incorporation of Kulicke and Soffa Industries, Inc., are amended by adding a new Article 7 as follows:

     "7.   Subchapter   E--Control   Transactions   of  Chapter   25--Registered
Corporations of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the corporation."